Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

$7,500,000.00

VYYO INC.

SENIOR SECURED NOTE DUE MARCH 22, 2011

Section 1.                                            General.

FOR VALUE RECEIVED, VYYO, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Goldman, Sachs & Co., or its registered assigns (the “Investor”), the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($7,500,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest (“Interest”) thereon at a rate equal to 9.50% (the “Interest Rate”) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days comprised of twelve 30 day months. Except as set forth herein, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, unless earlier redeemed or repurchased, shall be due and payable on March 22, 2011 (the “Maturity Date”). This Note is not prepayable from March 22, 2006 through and including March 22, 2007, but shall be prepayable, in whole or in part, (i) at 104% of the principal amount from March 22, 2007 through and including March 22, 2008, (ii) at 103% of the principal amount from March 22, 2008 through and including March 22, 2009, (iii) at 102% of the principal amount from March 22, 2009 through and including March 22, 2010, and (iv) at 101% of the principal amount from March 22, 2010 through but excluding the Maturity Date. Any prepayments will be applied first to any accrued but unpaid interest and then to unpaid principal.

This Note is one of a duly authorized issue of notes of the Company (this note being referred to as the “Note” and, collectively, all similar notes issued by the Company being referred to as the “Notes”), issued in the aggregate principal amount limited to $7,500,000.00 pursuant to the Securities Purchase Agreement, dated as of March 18, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among the Company and the Investors party thereto, and is entitled to the benefits thereof and to the exercise of the remedies provided thereby or otherwise available in respect thereof. Capitalized terms used herein without definition have the meanings assigned thereto in the Securities Purchase Agreement.

Interest on this Note shall accrue from and including the date of issuance through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be payable in cash quarterly in arrears on each January 1, March 1, June 1 and September 1 that the Notes are outstanding or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”), beginning on June 1, 2006, by wire transfer of immediately available funds to an account at a bank designated in writing by the Investor on reasonable notice.

Notwithstanding the foregoing provisions of this Section 1, upon any default in the payment of Interest or principal under this Note, until such default is cured, the Interest Rate shall increase by an additional two percent (2.0%) per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full in cash on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

Section 2.                                            Repurchase Right Upon a Fundamental Transaction.

Notwithstanding anything to the contrary contained herein and in addition to any other right of the Investor, upon the occurrence of a Fundamental Transaction the Investor shall have the right, by written notice to the Company, to require the Company to redeem all of this Note on the repurchase date that is five Business Days after the date of delivery of such notice to the Company at a price equal to 101% of the outstanding principal amount under this Note, plus all accrued and unpaid interest on such principal amount to, but excluding, the repurchase date, plus any other amounts due hereunder. A “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company, is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) be subject to an offer from another Person or group of related Persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Holder to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Voting Shares (not including any Voting Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of related Persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) whereby such other Person or group acquires more than the 50% of the outstanding Voting Shares (not including any Voting Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination), provided however, a Fundamental Transaction shall not include (i) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company. “Voting Shares” of a Person means capital shares of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 3.                                            Events of Default.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)                                  The Company shall fail to pay any principal owing under this Note when due; or

(b)                                 The Company shall fail to pay any interest owing under this Note when due, and such failure shall continue for thirty (30) days; or

(c)                                  The Company or any Significant Subsidiary shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in clauses (a) or (b) above) or the Guaranty and Security Agreement, dated the date hereof, among the Company, the Subsidiaries party thereto and Goldman, Sachs & Co., as Collateral Agent for the benefit of the Investors (as the same may be amended, supplemented or otherwise modified from time to time, and together with all other documents, agreements and instruments executed in connection therewith, the “Security Agreement”), and, to the extent such failure is capable of being cured, such failure shall continue for sixty (60) days; or

(d)                                 The Company or any Significant Subsidiary shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by the Company or such Significant Subsidiary (excluding this Note, which default is addressed by clauses (a) and (b) above, but including any other evidence of indebtedness of the Company or such Significant Subsidiary) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness; and the effect of such failure or default in clause (i) or (ii) is to cause, or permit the holder thereof to cause, indebtedness of the Company and the Subsidiaries in an aggregate amount of One Million Dollars ($1,000,000) or more to become due prior to its stated date of maturity and such failure shall continue for thirty (30) days; or

(e)                                  An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of the Company’s or such Significant Subsidiary’s assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f)                                    The Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of the Company’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(g)                                 One or more judgments for the payment of money in an amount in excess of Five Million Dollars ($5,000,000) in the aggregate, outstanding at any one time, shall be rendered against the Company and the Significant Subsidiaries and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Significant Subsidiary and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy; or

(h)                                 This Note or the Security Agreement shall cease, for any reason, to be in full force and effect, or the Company or any Significant Subsidiary shall so assert in writing or shall disavow any of its obligations thereunder; or

(i)                                     Any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Company or any Significant Subsidiary not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Agreement; or

(j)                                     Failure (i) of the Company to make any required filings with the United States Securities and Exchange Commission or (ii) of the Common Stock to be listed on an eligible securities exchange and, in either case (i) or (ii), such failure shall continue for sixty (60) days; or

(k)                                  Any Event of Default, under and as defined in the Guaranty and Security Agreement shall have occurred.

Section 4.                                            Rights Of Investor Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(f) or 3(g) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor, upon the approval of Investors holding more than 33-1/3% of the aggregate principal balance of the Notes then outstanding, by written notice to the Company, may declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(f) or 3(g) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise, upon the approval of Investors holding more than a majority of the aggregate principal balance of the Notes, any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

Section 5.                                            Affirmative Covenants.

Until all principal and interest and any other amounts due and payable under this Note have been paid in full in cash, the Company shall, and shall cause each Significant Subsidiary to:

(a)                                  provide prompt written notice to the Investor of:  (i) the occurrence of any Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, hereunder; and (ii) any loss or damage to any Collateral (as defined in the Security Agreement) in excess of $100,000;

(b)                                 do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business;

(c)                                  maintain, with financially sound and reputable insurance companies, customary insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, fidelity, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations; and

(d)                                 (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, (ii) permit any representatives designated by the Investor, upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, and (iii) provide to the Investor the same information rights as it provides to its stockholders.

Section 6.                                            Negative Covenants.

Until all principal and interest and any other amounts due and payable under this Note have been paid in full in cash, the Company shall not, and shall not permit any Subsidiary to:

(a)                                  create, incur, assume or permit to exist any indebtedness or guarantee, directly or indirectly, except:

(i)                                     indebtedness with respect to equipment leases or trade accounts of the Company or any Subsidiary arising in the ordinary course of business;

(ii)                                  indebtedness incurred in the ordinary course arising out of any lease agreement for the premises of the Company or any Significant Subsidiary;

(iii)                               indebtedness incurred in the ordinary course of the Company or any Significant Subsidiary for employee-related obligations or commitments, including, but not limited to, obligations for the payment of salaries, accrued vacation days, severance, prior notice periods, managers’ insurance, pension funds and other approved employee benefits;

(iv)                              indebtedness for taxes (including municipality rates), assessments, levies to statutory bodies and government agencies, or similar charges, in all cases provided that such obligations were incurred in the ordinary course of business that are not yet due and payable;

(v)                                 indebtedness under the Notes and the Convertible Notes;

(vi)                              indebtedness, not greater than $6,500,000 in the aggregate under (A) that certain promissory note made by the Company and payable to Syntek Capital AG dated December 16, 2005 as amended as of the date hereof (the “Syntek Note”) and (B) that certain letter of credit made by the Company in favor of Syntek Capital AG in connection with the Syntek Note (the “Syntek Letter of Credit”);

(vii)                           up to $15,000,000 of indebtedness assumed by the Company in the acquisition of all or substantially all of the assets or capital stock of another Person; provided that, (a) such indebtedness existed at the time of such acquisition and was not created in anticipation thereof, (b) the aggregate amount of such indebtedness assumed in connection with such acquisition shall not exceed 25% of the aggregate amount of consideration paid by the Company for such acquisition and (c) any Liens securing such indebtedness do not at any time cover or encumber any assets or property other than the assets or property of the Person acquired which is financed by such indebtedness; and

(viii)                        up to $2,500,000 of additional indebtedness in the aggregate outstanding at any time.

(b)                                 create, incur, assume or suffer to exist any mortgage, pledge, security interest, assignment, lien (statutory or other), claim, encumbrance, license or sublicense or security interest (collectively, a “Lien”) in or upon any of its assets, except:

(i)                                     Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable,

(ii)                                  Liens created pursuant to the Security Agreement, and

(iii)                               Liens created to secure the Syntek Note, which such Liens shall only consist of the Syntek Letter of Credit;

(iv)                              Liens created in connection with Section 6(a)(ii), (vii) and (viii) above;

(c)                                  enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate, except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary, than would obtain in a comparable arm’s length transaction with a Person not an Affiliate as reasonably determined by the Audit Committee of the Company’s Board of Directors;

(d)                                 declare any cash dividends on any shares of any class of its capital stock or membership interests, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any cash dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of its capital stock or membership interests, provided, however, that (i) any Subsidiary wholly owned by the Company may pay dividends directly to the Company and (ii) this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

(e)                                  sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset with a value greater than $1,000,000, except (a) sales, transfers, leases and other dispositions of inventory, used, obsolete or surplus equipment or other property and investments in each case in the ordinary course of business or (b) such sales, transfers or dispositions for cash which are reasonably approved by the Audit Committee of the Company’s Board of Directors;

(f)                                    create or acquire any new Significant Subsidiary, unless (i) such Significant Subsidiary promptly, and in no event later than fifteen Business Days, becomes a party to the Security Agreement in the manner provided therein and complies with all of the terms, provisions and requirements thereof, including, without limitation, taking such actions to create and perfect Liens on such Significant Subsidiary’s assets, and (ii) the Investor shall have received an opinion of counsel of such Significant Subsidiary containing such opinions that are reasonably acceptable to the Investor and that are materially identical in substance to the opinions received on the date hereof with respect to the Significant Subsidiaries entering into the Security Agreement on the date hereof;

(g)                                 make any capital expenditures (other than with respect to normal maintenance and replacement programs in the ordinary course of business) exceeding $1,000,000 in any fiscal year for the Company and its Significant Subsidiaries in the aggregate; or

(h)                                 permit the Subsidiaries that are not party to the Security Agreement to have assets in an aggregate amount greater than $500,000.

Section 7.                                            Defenses.

The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 8.                                            Guaranty and Security Agreement.

This Note is a senior secured obligation of the Company. The Company’s obligations under this Note are (i) guarantied by certain of its Subsidiaries, and (ii) secured by a security interest in substantially all of the assets of the Company and such Subsidiaries, in each case pursuant to the terms and provisions of the Security Agreement. This Note is subject to the terms and provisions of the Security Agreement, and the Investor, by its acceptance of this Note, hereby acknowledges and agrees to such terms and provisions.

Section 9.                                            Transfer of Note; Lost or Stolen Note.

(a)                                  The Investor may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity, so long as such sale, transfer or disposition is in accordance with the provisions of the Securities Purchase Agreement and is of at least $500,000 in principal amount. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee and, if such transferee acquires less than the entire principal amount of this Note, the Company shall contemporaneously issue to the Investor a new Note identical in all respects to this Note, representing the outstanding balance of this Note. The Company shall be entitled to treat the original Investor as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(b)                                 Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Investor a new Note identical in all respects to this Note.

Section 10.                                      Attorneys’ and Collection Fees.

Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Investor or its agent in collecting or enforcing this Note.

Section 11.                                      Indemnification

(a)                                  The Company shall indemnify the Investor, and each Affiliate of the Investor (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses incurred by or asserted against any Indemnitee by a third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, the performance by the Company and its Subsidiaries hereto of their respective obligations hereunder or the consummation of or the use of the proceeds therefrom, or (ii) the material breach by the Company or any Subsidiary of (a) any representation, warranty, covenant or agreement contained herein or (b) any representation or warranty in Section 3.1 of the Securities Purchase Agreement as they relate to the Note; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)                                 The Company shall pay all reasonable out of pocket costs and expenses incurred by the Investor, including the reasonable fees, charges and disbursements of counsel for the Investor and any consultant or expert witness fees and expenses, in connection with (i) any amendment, modification or waiver of any provision of any Transaction Document (whether or not the transactions contemplated thereby shall be consummated) required by the Company, and (ii) the enforcement or protection of its rights in connection with any Transaction Document, including its rights under this Section, and including all such reasonable out of pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of any such Transaction Document (provided that references to the Transaction Documents contained therein shall be deemed to relate only to the Notes and the Guaranty and Security Agreement).

(c)                                  To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Note, the Securities Purchase Agreement, the Security Agreement or any agreement or instrument contemplated hereby or thereby, or the use of the proceeds thereof.

Section 12.                                      Waivers.

The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Investor in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Investor and then only to the extent set forth therein.

Section 13.                                      Amendments.

This Note may be amended and any provision may be waived with the consent of the Company and the Holder. In addition, the Notes may be amended and any provision may be waived by the Company with the affirmative vote or consent of the holders of more than a majority of the principal amount outstanding under the Notes. Any change or amendment so approved shall be binding upon all existing and future holders of this Note; provided that, no such amendment or waiver may materially and adversely affect the economic interest in the Company of the Holder of this Note in a manner disproportionate to the holders of other Notes without the consent of the Holder hereof.

Section 14.                                      Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)                                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

(b)                                 THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES’ DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITIES PURCHASE AGREEMENT OR THE SECURITY AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d)                                 EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITIES PURCHASE AGREEMENT, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15.                                      Successors and Assigns.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Investor. The Company may not assign its rights or obligations under this Note.

Section 16.                                      Notices.

Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be delivered in accordance with Section 6.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

Section 17.                                      Entire Agreement.

The Securities Purchase Agreement, the Notes and the Security Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof.

Section 18.                                      Headings.

The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Senior Secured Note to be duly executed by its duly authorized officer as of the date indicated below.

Date:  March 22, 2006

VYYO INC.

By:
Name:
Title: